Exhibit 10.1

EXECUTION COPY

MERRILL LYNCH CAPITAL, A DIVISION OF
MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (the “Agreement”) is made as of the 21st day of May, 2007 (the “Closing Date”), by and among MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., its successors and assigns (“Lender”), and DISCOVERY LABORATORIES, INC., a Delaware corporation (“Principal Borrower”), and any additional borrower that may hereafter be added to this Agreement (together with Principal Borrower, each individually as a “Borrower” and collectively as “Borrowers”).

Borrowers are desirous of obtaining a loan from Lender and Lender is willing to make the loan to Borrowers upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.    Advance of Loan.

 (a)     Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Lender shall make advances (each, an “Equipment Advance” and, collectively, “Equipment Advances”) not exceeding the Equipment Line (such Equipment Advances, individually and collectively, the “Loan”). Equipment Advances may only be used to finance Eligible Equipment purchased within one hundred twenty (120) days (determined based upon the applicable invoice date of such Eligible Equipment) before the date of each Equipment Advance; provided, however, that the initial advance under the Loan shall be used to pay in full all indebtedness owed by Borrowers to General Electric Capital Corporation up to Four Million Five Hundred Thousand Dollars ($4,500,000) (the “GECC Debt”). All Eligible Equipment must have been new when purchased by Borrower, except for such Eligible Equipment that is disclosed in writing to Lender by Borrowers, and that Lender in its sole discretion has agreed to finance, prior to being financed by Lender. No Equipment Advance may exceed one hundred percent (100%) of the total invoice for Eligible Equipment (excluding taxes, shipping, warranty charges, freight discounts and installation expenses relating to such Eligible Equipment, except to the extent that any of the foregoing are allowed to be financed pursuant hereto as Other Equipment). The proceeds of the Loan used to finance Hard Costs shall not exceed an amount equal to (A) the Equipment Line, minus (B) the GECC Debt paid off from proceeds of the initial Equipment Advance, and minus the principal amount of all Other Equipment Advances made under this Agreement. The proceeds of the Loan used to finance Other Equipment shall not exceed an amount equal to (i) One Million Five Hundred Thousand Dollars ($1,500,000) plus the lesser of (X) the prepayment penalty incurred by Borrowers in connection with the prepayment of the GECC Debt or (Y) Two Hundred Thousand Dollars ($200,000). In addition, not more than Four Million Five Hundred Thousand Dollars ($4,500,000) of the proceeds of the Loan shall be used to pay off the GECC Debt. Each Equipment Advance must be in an amount equal to or greater than the lesser of One Hundred Thousand Dollars ($100,000) or the amount that has not yet been drawn under the Loan. After repayment, no Equipment Advance may be reborrowed. Each Equipment Advance shall be advanced on or before the second Business Day following Lender’s receipt of Borrower’s written request for such Equipment Advance (provided that all conditions precedent set forth in Section 4 below have been satisfied as of the funding date of such Equipment Advance).

 (b)    Repayment.

    (1)     Each Hard Cost Equipment Advance shall amortize from and after the Advance Date (as defined in Section 4(b) below) of the Hard Cost Equipment Advance and be payable in thirty-six (36) equal monthly payments of principal and interest beginning on the first day of the second month following such Equipment Advance and continuing on the first day of each month thereafter.

Exhibit 10.1

EXECUTION COPY

(2) Each Other Equipment Advance shall amortize from and after the Advance Date of the Other Equipment Advance and be payable in twenty-four (24) equal monthly payments of principal and interest beginning on the first day of the second month following such Equipment Advance and continuing on the first day of each month thereafter.

(3) The GECC Payoff Equipment Advance shall amortize from and after the Advance Date of the GECC Payoff Equipment Advance and be payable in twenty-seven (27) equal monthly payments of principal and interest beginning on the first day of the second month following such Equipment Advance and continuing on the first day of each month thereafter.

(4) In addition to the scheduled payments set forth in Sections 1(b)(1), (2) and (3) above, on the first day of the month following the Advance Date for each Equipment Advance, Borrowers shall pay to Lender the accrued interest on such Equipment Advance, at the rate set forth in Section 1(c)(1) below.

(5) Borrowers may prepay any Equipment Advance at any time, in whole or in part, for any reason; provided, however, that no prepayment of a Hard Cost Equipment Advance shall be permitted at any time that Other Equipment Advances made in conjunction with such Hard Cost Equipment Advance are outstanding unless such Other Equipment Advances are prepaid simultaneously. In the event of any prepayment (whether such prepayment is voluntary or mandatory by reason of the occurrence of a Default (as defined in Section 7 below) or the acceleration of the Loan, or otherwise), or if the Loan shall be accelerated and become due and payable in full, Borrowers shall pay to Lender, as compensation for the costs of Lender making funds available to Borrowers under this Agreement, a prepayment fee (the “Prepayment Fee”) calculated in accordance with this subsection; provided that no Prepayment Fee shall be owed in the event that the prepayment occurs in connection with a refinancing of the Obligations (as defined in Section 3(a) below) with Lender. If such prepayment occurs prior to the first anniversary date of the Closing Date, the Prepayment Fee shall be equal to the principal amount prepaid (or accelerated) multiplied by four percent (4.0%), if such prepayment occurs on or after the first anniversary date of the Closing Date, but prior to the second anniversary date of the Closing Date, the Prepayment Fee shall be equal to the principal amount prepaid (or accelerated) multiplied by two percent (2.0%) and if such prepayment occurs on or after the second anniversary date of the Closing Date, the Prepayment Fee shall be equal to the principal amount prepaid (or accelerated) multiplied by one percent (1.0%). All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

(6) Payments of principal and interest shall be made by Automated Clearing House debit of immediately available funds from the account designated by Borrowers in the Automated Clearing House debit authorization executed by Borrowers in connection with the Agreement, or by wire transfer of immediately available funds to LaSalle Bank, 135 S. LaSalle St., Chicago, IL 60603, ABA 071000505, Account name: MLBFS Healthcare Finance, Account #5800395088, Reference: Discovery Laboratories, or such other address as Lender shall have designated to the Borrowers in writing; and shall be effective upon receipt.

 (c)    Interest.

(1) Subject to Section 1(c)(2), the principal amount outstanding under each Equipment Advance shall accrue interest (payable monthly in arrears) at a fixed per annum rate equal to the sum of the LIBOR Rate plus six hundred twenty five basis points (6.25%), determined on the date of each Equipment Advance. For purposes of calculating interest, all funds received by Lender for application to the Loan shall be subject to a two (2) Business Day clearance period.

(2) At the election of Lender, after the occurrence of a Default and for so long as it continues, (a) the Equipment Advances and other Obligations (as defined in Section 3(a) below) shall bear interest at rates that are two percent (2.0%) per annum in excess of the rates otherwise payable under this Agreement (the “Default Rate”); provided that, notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the increased rates of default interest provided for in this section shall be applicable automatically and immediately upon the occurrence and during the continuance of any Default occurring under Section 6(e) below without the necessity of any further affirmative action by any party.

Exhibit 10.1

EXECUTION COPY

(3) All interest and fees under each Financing Document (as defined below) shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of an Equipment Advance shall be included in the calculation of interest. The date of payment of an Equipment Advance shall be excluded from the calculation of interest. If an Equipment Advance is repaid on the same day that it is made, one (1) day’s interest shall be charged.

 (d)     Commitment Fee. Contemporaneous with Borrowers’ execution of this Agreement, Borrowers shall pay Lender a commitment fee in an amount equal to Thirty-One Thousand Two Hundred Fifty Dollars ($31,250). This fee shall be deemed fully earned and non-refundable as of the Closing Date.

 (e)     Promissory Notes. The obligation to repay the Loan hereunder shall be evidenced by one or more promissory notes payable by Borrowers to the order of Lender in substantially the form attached hereto as Exhibit 1 (hereinafter collectively referred to as the “Promissory Note”). “Financing Documents” as used herein shall mean the Promissory Note, this Agreement and all other documents executed in connection with the Loan.

2.    [Reserved.]

3.    Security.

 (a)     As security for the payment as and when due of the indebtedness of Borrowers to Lender hereunder and under the Promissory Note (and any renewals, extensions and modifications thereof), both now in existence and hereafter created (as the same may be renewed, extended or modified), and the performance as and when due of all other obligations of Borrowers to Lender, both now in existence and hereafter created (as the same may be renewed, extended or modified) (the “Obligations”), Borrowers hereby assign and grant to Lender, a Lien on and security interest in, upon, and to the Collateral. As set forth in the definition of “Collateral” in Section 12 below, the Collateral shall change on the Collateral Modification Date (provided that no Default has occurred and is continuing at such time). Lender hereby agrees to file, at Borrowers’ cost, promptly following the Collateral Modification Date (provided that no Default has occurred and is continuing as of the Collateral Modification Date), an amendment to its UCC Financing Statement to reflect the change to the Collateral and to provide such other termination documents and releases as Borrower may reasonably request to reflect the change to the Collateral.

 (b)     Borrowers agree that with respect to the Collateral Lender shall have all of the rights and remedies of a secured party under the UCC. Borrowers hereby authorize Lender to file UCC statements describing the Collateral. Without Lender’s prior written consent, Borrowers agree not to file any corrective or termination statements or partial releases with respect to any UCC statements filed by Lender pursuant to this Agreement.

 (c)     Promptly after any Financed Equipment ceases to be Collateral in accordance with either Schedule 1-A or Schedule 1-B attached hereto, Lender agrees to file partial releases and termination statements, as appropriate, with respect to such Financed Equipment.

4 Conditions.

 (a)     Conditions Precedent to Lender’s Obligation. The obligation of Lender to make the Loan as set forth in Section 1 hereof is expressly conditioned upon compliance by Borrowers, to the reasonable satisfaction of Lender and its counsel, of the conditions precedent that concurrently with the execution hereof, or on or prior to the date on which Lender is to advance the Loan hereunder, Borrowers shall cause to be provided to Lender the following:

(1) Resolutions of the Board of Directors or validly authorized Executive Committee of Borrowers, certified by the Secretary or an Assistant Secretary of each Borrower, duly authorizing the borrowing of funds hereunder and the execution, delivery and performance of this Agreement, Financing Documents, and all related instruments and documents.

Exhibit 10.1

EXECUTION COPY

(2) An opinion of counsel for Borrowers satisfactory as to form and substance to Lender.

(3) The payment of all fees, expenses and other amounts that under the Financing Documents are due and payable on the Closing Date.

(4) A landlord’s agreement or mortgagee agreement, as applicable, from the lessor of each leased property or mortgagee of owned property with respect to any business location where any portion of the Collateral, or the records relating to such Collateral and/or software and collateral relating to such records or Collateral, is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Lender.

(5) An Intercreditor Agreement in a form acceptable to Lender and executed by Borrowers and PharmaBio Development Inc. d/b/a NovaQuest (“NovaQuest”).

(6) A payoff letter, acceptable to Lender, signed by General Electric Capital Corporation with regard to the payoff of the GECC Debt and the release of all Liens securing the GECC Debt upon such payoff.

 (b)     Conditions Precedent to Advance of Funds. The obligation of Lender to make the Loan as set forth in Section 1 hereof is expressly conditioned upon compliance by Borrowers, to the reasonable satisfaction of Lender and its counsel, of the conditions precedent that on each date (“Advance Date”) on which Lender is to advance funds hereunder:

(1)     Borrowers shall cause to be provided to Lender no less than one (1) Business Day prior to the Advance Date (electronically in .pdf format or by facsimile, with originals to follow via overnight delivery) the following:

     a.     A certificate executed by the Secretary, Assistant Secretary or other officer of Borrower, certifying that the representations and warranties of Borrowers contained herein remain true and correct as of the Advance Date, and that no Default has then occurred and is continuing and Borrower is not aware of any event which, with the giving of notice or the lapse of time, or both, would become a Default under this Agreement.

     b.     Evidence satisfactory to Lender as to due compliance with the insurance provisions of Section 5(d) hereof.

     c.     A Promissory Note in the amount of the Loan to be advanced on such date, duly executed on behalf of Borrowers, pursuant to Section 1 hereof.

     d.     Photocopies of the invoice(s) or other evidence reasonably satisfactory to Lender and its counsel, related to the acquisition cost of the Financed Equipment to which such advance of the Loan relates.

     e.     A Collateral Schedule describing the Financed Equipment to which such advance of the Loan relates (upon Lender’s receipt of a Collateral Schedule such Collateral Schedule shall be deemed to be annexed to and made a part of this Agreement).

   (2)     The absence, since the date of the financial statements last delivered by Borrowers to Lender, of any Material Adverse Effect, or any event or condition which could reasonably be expected to result in such a Material Adverse Effect.

(3)     Borrowers shall have executed such documents and taken such actions as reasonably may be required by Lender and its counsel to perfect a valid, first priority purchase money security interest granted by Borrowers to Lender with respect to the Financed Equipment.

Exhibit 10.1

EXECUTION COPY

(4)     No Default or event which, with the giving of notice or lapse of time, or both, would become a Default hereunder, shall have occurred.

5.    Representations and Warranties. Except as set forth in the schedules prepared by Borrowers and attached to and made a part of this Agreement (the “Borrower Schedules”), each Borrower hereby represents and warrants that:

 (a)     Due Organization. Each Borrower’s exact legal name is indicated on the signature page of this Agreement and Borrower has the form of business organization, and is and will remain duly organized and validly existing in good standing under the laws of the jurisdiction, specified below the signature of each Borrower; and each Borrower is duly qualified and authorized to transact business and is in good standing wherever necessary to perform its obligations under the Financing Documents, including each jurisdiction in which the Collateral is to be located.

 (b)     Power and Authority. Each Borrower has the requisite power and authority to own or hold under lease its properties and to enter into and perform its obligations hereunder; and the borrowing hereunder by such Borrower from Lender, the execution, delivery and performance of the Financing Documents, (1) have been duly authorized by all necessary action consistent with such Borrower’s form of organization; (2) do not require any approval or consent of any stockholder, member, partner, trustee, holders of any indebtedness or obligations of such Borrower or any other party except such as have been duly obtained; and (3) do not and will not contravene (A) any law, governmental rule, regulation or order now binding on such Borrower, except such law, governmental rule, regulation or order where contravention thereof could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the validity or enforceability of the Financing Documents, (B) the organizational documents of such Borrower, or (C) the provisions of, or constitute a default under, or result in the creation of any Lien upon the Collateral under any agreement to which such Borrower is a party or by which it or its property is bound.

 (c)     Consents and Approvals. Neither the execution and delivery by such Borrower of the Financing Documents, nor the consummation of any of the transactions by such Borrower contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal, state or foreign governmental authority or agency, except as provided herein.

 (d)     Legal, Valid and Binding Obligations. This Agreement constitutes, and all other Financing Documents when entered into will constitute, the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with the terms hereof and thereof, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally, and by Applicable Laws (including any applicable common law and equity) and judicial decisions which may affect the remedies provided herein and therein.

(e)      Actions and Proceedings. Except as set forth in Schedule 5(e) attached hereto, there are no pending or threatened actions or proceedings to which such Borrower is a party, and there are no other pending or threatened actions or proceedings of which such Borrower has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. Further, such Borrower is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent which, either individually or in the aggregate, would have a Material Adverse Effect.

 (f)      Fixtures. With the exception of certain tenant improvements and soft costs included in Other Equipment, under the laws of the state(s) in which the Collateral is to be located, the Collateral consists solely of personal property and not fixtures.

 (g)     Title to Financed Equipment; Lien on Financed Equipment. Upon payment in full of the acquisition cost of the Financed Equipment, the applicable Borrower will have good and marketable title to the Financed Equipment, free and clear of all Liens (excepting only the Lien of Lender). Upon the last to occur of: (1) delivery of an item of Financed Equipment, (2) payment to the vendor of the acquisition cost of such item of the Financed Equipment, (3) advance by Lender to Borrowers of the Loan relating to such item of the Financed Equipment, and (4) filing in the appropriate public offices of Uniform Commercial Code financing statements or statements of amendment naming each Borrower as debtor and Lender as secured party, and accurately describing such item of the Financed Equipment, all as provided in the UCC, Lender will have a valid, perfected, first priority purchase money security interest in such item of the Financed Equipment, subject only to Permitted Liens, and, in each case, to the extent that a security interest in such item of Financed Equipment can be perfected by the filing of UCC financing statements.

Exhibit 10.1

EXECUTION COPY

 (h)     Financial Statements. The financial statements of such Borrower (copies of which have been furnished to Lender) have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), and fairly present such Borrower’s financial condition and the results of such Borrower’s operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

 (i)      Taxes. Such Borrower has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of such Borrower, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by such Borrower and adequate reserves therefor have been established as required under GAAP. To the extent Borrower believes it advisable to do so, such Borrower has set up reserves which are believed by such Borrower to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

 (j)      Use of Proceeds. None of the proceeds of the Loan will be used, directly or indirectly, by such Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any “margin security” within the meaning of Regulation G (12 CFR Part 207), or “margin stock” within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”) or for any other purpose which might make the transactions contemplated herein a “purpose credit” within the meaning of Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

 (k)     Name Changes. As of the Closing Date, the legal name, jurisdiction of organization, Federal Employer Identification Number and Organizational Number of such Borrower, specified on the signature page hereof, are true and correct. Within the previous six (6) years, such Borrower has not changed its name, done business under any other name, or merged or been the surviving entity of any merger, except as disclosed to Lender in writing.

 (l)      Compliance with Laws. Such Borrower is in compliance with the requirements of all Applicable Laws (including Environmental Laws), except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect and such Borrower has obtained any and all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business. Except as set forth in Schedule 5(l) attached hereto and as otherwise previously disclosed in writing by Borrowers to Lender, there are no Hazardous Substances generated, treated, handled, stored, transported, discharged, emitted, released or otherwise disposed of in connection with Borrowers’ use of the Collateral that could reasonably be expected to result in any material liability or obligations. Borrowers have in full force and effect all material Federal, state and local licenses, permits, orders and approvals required to operate the Collateral in compliance with all Environmental Laws in all material respects. Neither such Borrower nor, to the knowledge of any Borrower, its Affiliates or any of its or their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. Neither such Borrower nor, to the knowledge of such Borrower, any of its Affiliates or its or their agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

Exhibit 10.1

EXECUTION COPY

 (m)    Bailees. The Collateral consisting of Financed Equipment is not in the possession of any third party bailee (such as a warehouse) except for Collateral which has been sent out for service, and as otherwise disclosed to Lender in writing.

6.    Covenants of Borrowers. Each Borrower covenants and agrees as follows:

 (a)     Compliance with Laws. Each Borrower shall maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Each Borrower shall comply with the requirements of all Applicable Laws (including Environmental Laws), except for such Applicable Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect. Each Borrower shall obtain and maintain any and all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business in compliance with all Applicable Laws (including, without limitation, Environmental Laws) in all material respects.

 (b)    Use of Proceeds. The proceeds of the Loan will be used exclusively to pay off in full the GECC Debt and to finance the purchase by Borrowers of Financed Equipment.

 (c)    Use and Location of Financed Equipment. Each Borrower shall use the Financed Equipment solely in the Continental United States and in the conduct of its business, in a careful and proper manner in accordance with Applicable Law; shall not permanently discontinue use of the Financed Equipment; and shall provide written notice to Lender not more than thirty (30) days after any change of the location of any item of the Financed Equipment (or the location of the principal garage of any item of the Collateral, to the extent that such item is mobile collateral) as specified on the applicable Collateral Schedule.

 (d)    Insurance.

(1)     Each Borrower agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and if requested by Lender, against such other risks as Lender may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Lender. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Lender.

(2)    On or prior to the Closing Date, and at all times thereafter, each Borrower will cause Lender to be named as an additional insured, assignee and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 5(d) pursuant to endorsements in form and content reasonably acceptable to Lender. Borrowers will deliver to Lender (A) on the Closing Date, a certificate from Borrowers’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (B) upon the request of Lender from time to time full information as to the insurance carried, (C) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (D) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower.

Exhibit 10.1

EXECUTION COPY

(3)    So long as Borrowers are not in default under this Agreement, proceeds of insurance less than One Hundred Thousand Dollars ($100,000) shall be applied at the Borrowers’ option, to repair or replace the Collateral or to reduce any of the Obligations, otherwise insurance proceeds shall be applied, at the option of Lender, to repair or replace the Collateral or to reduce any of the Obligations.

 (e)    Notice of Certain Events. Each Borrower shall provide written notice to Lender: (1) not less than thirty (30) days prior to any contemplated change in the name, the jurisdiction of organization, or address of the chief executive office, of such Borrower or of such Borrower’s organizational structure such that a filed financing statement would become seriously misleading (within the meaning of the UCC); and (2) promptly upon the occurrence of any event which constitutes a Default (as hereinafter defined) hereunder or which, with the giving of notice, lapse of time or both, would constitute a Default hereunder; (3) promptly of any litigation or governmental proceedings pending or threatened (in writing) against such Borrower which, if adversely determined, could result in a Material Adverse Effect or a material adverse effect upon, any of (i) the rights and remedies of Lender under any Financing Document, or (ii) the legality, validity or enforceability of any Financing Document, (iii) the existence, perfection or priority of any security interest granted in any Financing Document, or (iv) the value of any material Collateral; and (4) promptly of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect) involving such Borrower as a debtor.

 (f)     Financial Statements. Each Borrower shall furnish Lender (1) within one hundred twenty (120) days after the end of each fiscal year of such Borrower, its balance sheet as at the end of such year, and the related statement of income and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by such Borrower and reasonably acceptable to Lender; and (2) within sixty (60) days after the end of each quarter of such Borrower’s fiscal year, its balance sheet as at the end of such quarter and the related statement of income and statement of changes in financial position for such quarter, prepared in accordance with GAAP.

 (g)    Collateral. Each Borrower, at its own expense, will pay or cause to be paid all taxes and fees relating to the ownership and use of the Collateral and will keep and maintain, or cause to be kept and maintained, the Financed Equipment in accordance with the manufacturer’s recommended specifications, and in good operating condition, ordinary wear and tear resulting from proper use thereof excepted, and will provide all maintenance and service and make all repairs necessary for such purpose. All accessories, parts and replacements for or which are added to or become attached to the Collateral shall immediately be deemed incorporated in the Collateral and subject to the security interest granted by such Borrower herein. Upon at least five (5) Business Days’ advance notice and at all times subject to and in accordance with and subject to Borrower’s policies and operating procedures with regard to access to any manufacturing and laboratory areas, Lender shall have the right to inspect the Collateral and all maintenance and other records with respect thereto, if any, at any reasonable time.

 (h)    Landlord Waivers. The parties intend that the Collateral shall remain personal property, notwithstanding the manner in which it may be affixed to any real property. Each Borrower shall obtain and deliver to Lender (to be recorded at Borrower’s expense) from each person having a Lien on the property (the “Premises”) where the Collateral is to be located, waivers of any Lien or other interest which such person might have or hereafter obtain or claim with respect to the Collateral.

 (i)      Bailee Agreements. None of the components of the Collateral shall be maintained at locations other than as provided in writing to Lender or as Borrowers have given Lender notice. In the event that any Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then such Borrower will first receive the written consent of Lender and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Lender in its sole discretion.

 (j)      Dispositions. No Borrower will, without the prior written consent of Lender, which consent is in Lender’s sole and absolute discretion, convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”) all or any part of the Collateral, except for Transfers (1) in connection with Permitted Liens; and (2) in the case of Collateral other than Financed Equipment, in connection with the formation and operation of strategic alliances, partnerships and collaborative arrangements related to the development, marketing, sales and distribution of any Borrower’s product candidates, and of non-exclusive licenses for the use of the property of Borrower in the ordinary course of business.

Exhibit 10.1

EXECUTION COPY

 (k)     [Reserved].

 (l)      Liens. Each Borrower shall maintain the Collateral free from all claims, Liens and legal processes of creditors of such Borrower other than the security interest granted to Lender under this Agreement and (1) Liens for fees, taxes, or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein); (2) inchoate Liens of landlords, mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of law incurred by such Borrower in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such contest does not involve any substantial danger of the sale, forfeiture or loss of the Collateral or any interest therein); (3) Liens arising out of any judgments or awards against such Borrower which have been adequately bonded to protect Lender’s interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review; and (4) Liens existing on the date hereof and described in Schedule 6(l). Each Borrower shall notify Lender immediately upon receipt of notice of any Lien, attachment or judicial proceeding affecting the Collateral in whole or in part.

 (m)    [Reserved].

 (n)     Anti-Terrorism Laws. Lender hereby notifies each Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies such Borrower, and its principals, which information includes the name and address of such Borrower and its principals and such other information that will allow Lender to identify such party in accordance with Anti-Terrorism Laws. No Borrower will, or will permit any of its subsidiaries to, directly or indirectly, knowingly enter into any operative documents or material contracts with any Blocked Person or any Person listed on the OFAC Lists. Each Borrower shall immediately notify Lender if such Borrower has knowledge that such Borrower becomes a Blocked Person or becomes listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will, or will permit any subsidiaries to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

 (o)     Further Assurances. Each Borrower shall promptly and duly execute and deliver to Lender such further documents, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder; including, without limitation, the execution and delivery of any document reasonably required, and payment of all necessary costs to record such documents (including payment of any documentary or stamp tax), to perfect and maintain perfected the security interest granted under this Agreement.

7.    Default. A default shall be deemed to have occurred hereunder (“Default”) upon the occurrence of any of the following:

 (a)     Payment Default. (1) Non-payment of an installment of principal and/or interest due under the Promissory Note on the applicable payment date; or (2) non-payment of any other Obligation within five (5) days after it is due; provided that any non-payment caused by a failure of Lender to process an ACH payment under an ACH Agreement shall not constitute a Payment Default until five (5) days after Borrower shall receive from Lender a request in writing to initiate such payment;

Exhibit 10.1

EXECUTION COPY

 (b)     Covenant Default. (1) Breach by any Borrower of any covenant, condition or agreement set forth in Section 5 above; or (2) breach by any Borrower of any other covenant, condition or agreement under this Agreement or any of the other Financing Documents that continues for thirty (30) days after Lender’s written notice to such Borrower (but such notice and cure period will not be applicable unless such breach is curable by practical means within such notice period);

 (c)     Other Agreements. A payment or other default by any Borrower under any loan, lease, guaranty or other financial obligation to Lender or its Affiliates which default entitles Lender or its Affiliates to exercise remedies; or a payment or other default by any Borrower under the Pharmabio Indebtedness or any other material loan, lease, guaranty or other financial obligation to any third party if the effect of the default is to give such third party a right, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could have a Material Adverse Effect;

 (d)     Misrepresentations. An inaccuracy in any representation or breach of warranty by any Borrower (including any false or misleading representation or warranty) in any financial statement or Financing Document, including any omission of any material contingent or unliquidated liability or claim against such Borrower;

 (e)     Insolvency. The failure by any Borrower generally to pay its debts as they become due or its admission in writing of its inability to pay the same, or the commencement of any bankruptcy, insolvency, receivership or similar proceeding by or against such Borrower or any of its properties or business (unless, if involuntary, the proceeding is dismissed within forty-five (45) days of the filing thereof) or the rejection of this Agreement or any other Financing Document in any such proceeding;

 (f)     Attachment. (1) Any Collateral is attached seized, levied on, or comes into possession of a trustee or receiver; (2) any Borrower is enjoined, restrained, or prevented by court order from conducting any substantial part of its business; or (3) a notice of Lien, levy, or assessment is filed against any Collateral by any government agency;

 (g)    Judgments. One or more judgments or orders for the payment of money (not paid or in amounts exceeding insurance coverage maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $300,000 shall be rendered against any Borrower and either (1) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (2) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

 (h)     Dissolution. Any Borrower shall cease to do business as a going concern, liquidate, or dissolve; or sell, transfer, or otherwise dispose of all or substantially all of its assets or property;

 (i)      Material Adverse Change. Any fact, event or circumstance that has or that could reasonably be expected to result in a Material Adverse Effect occurs;

 (j)      Guaranty. Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; any guarantor of the Obligations (“Guarantor”) does not perform any obligation or covenant under any guaranty of the Obligations; there occurs a default or anticipatory repudiation under any guaranty executed in connection with this Agreement; any circumstance described in Sections 6(c) through (i) occurs with respect to any Guarantor; or the death, liquidation, winding up, or termination of existence of any Guarantor;

 (k)     PharmaBio Indebtedness. Principal Borrower pays any portion of the Pharmbio Indebtedness prior to the due date thereof, without Lender’s prior written consent, unless Principal Borrower has cash (immediately following such repayment) sufficient to cover Principal Borrower’s publicly disclosed cash burn rate for the immediately following twelve (12) months; or

Exhibit 10.1

EXECUTION COPY

 (l)      Surfaxin License. The License Agreement shall have been terminated or expired, or cease to be in full force and effect for the benefit of Principal Borrower.

8.    Remedies.

 (a)     Upon the occurrence of a Default hereunder, Lender may, at its option, declare this Agreement to be in default with respect to any or all of the Promissory Notes, and at any time thereafter may do any one or more of the following, all of which are hereby authorized by Borrowers:

(1)         increase the Interest Rate under the Note to the Default Rate, declare all Obligations due under the Promissory Note and Financing Documents to be immediately due and payable including all accrued but unpaid interest, prepayment fees, and any other amounts due under the Financing Documents, exercise any and all rights and remedies of a secured party under the UCC in effect in the State of New York at the date of this Agreement and in addition to those rights, at its sole discretion, may require Borrowers (at Borrowers’ sole expense) to forward promptly any or all of the Collateral to Lender at such location as shall reasonably be required by Lender, or enter upon the premises where any such Collateral is located (without obligation for rent) and take immediate possession of and remove the Collateral by summary proceedings or otherwise, all without liability from Lender to Borrowers for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

(2)    subject to any right of Borrowers to redeem the Collateral, sell, lease or otherwise dispose of any or all of the Collateral in a commercially reasonable manner at public or private sale with notice to Borrowers (the parties agreeing that ten (10) days’ prior written notice shall constitute adequate notice of such sale) at such price as it may deem best, for cash, credit, or otherwise, with the right of Lender to purchase and apply the proceeds:

First, to the payment of all expenses and charges, including the expenses of any sale, lease or other disposition, the expenses of any taking, reasonable attorneys’ fees, court costs and any other expenses incurred or advances made by Lender in the protection of its rights or the pursuance of its remedies, and to provide adequate indemnity to Lender against all taxes and Liens which by law have, or may have, priority over the rights of Lender to the monies so received by Lender (provided that amounts held by Lender as indemnity against taxes are applied to the payment of such taxes);

Second, to the payment of all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Lender with respect to this Agreement, the other Financing Documents or the Collateral;

Third, to the payment of the Obligations; and

Fourth, to the payment of any surplus thereafter remaining to Borrower or to whosoever may be entitled thereto;

and in the event that the proceeds are insufficient to pay the amounts specified in clauses “First”, “Second”, and “Third” above, Lender may collect such deficiency from Borrowers; and

(3)     Lender may exercise any other right or remedy available to it under this Agreement, the Promissory Note, any guaranty hereof or Applicable Law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Agreement in whole or in part.

 (b)    Borrowers shall be liable for any and all unpaid additional sums due hereunder or under the Promissory Note, before, after or during the exercise of any of the foregoing remedies; for all reasonable legal fees and other reasonable costs and expenses incurred in connection with the enforcement, assertion, default or preservation of Lender’s rights and remedies under this Agreement or the other Financing Documents. No remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. Borrowers hereby waive any and all existing or future claims to any offset against the sums due hereunder or under the Promissory Note and agree to make the payments regardless of any offset or claim which may be asserted by Borrowers or on their behalf in connection with this Agreement. The failure of Lender to exercise, or delay in the exercise of, the rights granted hereunder upon any Default by Borrowers shall not constitute a waiver of any such right upon the continuation or recurrence of any such Default. Lender may take or release other security; may release any party primarily or secondarily liable for the Obligations; may grant extensions, renewals or indulgences with respect to the Obligations and may apply any other security therefor held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.

Exhibit 10.1

EXECUTION COPY

 (c)    The occurrence of a Default with respect to any Promissory Note shall, at the sole discretion of Lender (as set forth in a written declaration to Borrowers), constitute a Default with respect to any or all of the other Promissory Notes. Notwithstanding anything to the contrary set forth herein, Lender or its assignee(s) (as applicable) may exercise all rights and remedies hereunder or under a Promissory Note independently with respect to each Promissory Note and/or with respect to the Collateral collateralizing such Promissory Note.

(d) Lender is hereby granted an irrevocable, non-exclusive, royalty-free license or other right to use, without charge, Borrowers’ labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Agreement, Borrowers’ rights under all licenses and all franchise agreements inure to Lender’s benefit.

9.    Lender’s Right to Perform for Borrowers. If Borrowers fail to perform or comply with any of its agreements contained herein, Borrowers and Lender agree that Lender shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any out-of-pocket expenses and other reasonable expenses of Lender thereby incurred, together with interest thereon (calculated from the date Lender makes demand for payment thereof from Borrower) at the Default Rate, shall be due and payable by Borrowers upon demand. Borrowers hereby irrevocably, authorize Lender to file UCC statements in connection with the Collateral, and further appoint Lender as Borrowers’ attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Lender any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Lender, including, documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 5(d) hereof, but only to the extent that the same relates to the Collateral. If Borrowers fail to perform any obligation hereunder or under any other Financing Document, Lender itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers’ expense. Lender is further authorized by Borrowers to make expenditures from time to time which Lender, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loan and other Obligations. Borrowers hereby agree to reimburse Lender on demand for any and all costs, liabilities and obligations incurred by Lender pursuant to this Section 9. Lender hereby agrees to indemnify Lender upon demand for any and all costs, liabilities and obligations incurred by Lender pursuant to this Section 9.

10.            Miscellaneous.

 (a)    Entire Agreement; Captions. This Agreement and the other Financing Documents constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except pursuant to Section 10(n) below. All representations, warranties, and covenants of Borrowers contained herein or made pursuant hereto shall survive closing and continue throughout the term hereof and until the Obligations are satisfied in full. The provisions of Sections 7, 9, and 10 shall survive the payment of the Obligations and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment. Any provision of this Agreement or of any instrument or document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Borrowers hereby waive any provision of law which renders any provision hereof or thereof prohibited or unenforceable in any respect. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. The Usury Savings Provisions set forth in the Note are incorporated herein and in all Financing Documents for all purposes.

Exhibit 10.1

EXECUTION COPY

 (b)    Counterparts; Facsimile Signatures; Other Electronic Transmissions. This Agreement and all other Financing Documents may be executed in multiple counterparts which together shall constitute one agreement, and any notices to be given pursuant to this Agreement, may be executed and delivered by facsimile or other electronic transmission (i.e. PDF format) all with the same force and effect as if the same was a fully executed and delivered original counterpart. The original counterparts of this Agreement and all Financing Documents shall be delivered by Borrowers, promptly after execution and failure to so deliver, at Lender’s option, shall be a Default, but failure to deliver shall in no way limit or negate enforceability of any Financing Document.

 (c)    Notices. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, personally delivered, sent by overnight courier service, sent by facsimile telecopier, or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such parties or at such other addresses as such parties shall from time to time designate in writing to the other parties; and shall be effective from the date of receipt.

 (d)    Assignments; Participations; Replacement of Lender. This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon the successors of Borrowers. The rights and obligations of Borrowers under this Agreement may not be assigned or delegated. Lender reserves the right to sell, assign, transfer, negotiate or grant participations (the foregoing, collectively “Assign”) in all or any part of, or any interest in, Lender’s rights and obligations hereunder, in the Promissory Notes, in the Collateral and/or the Obligations held by it to others at any time and from time to time; and Lender may, subject to Section 10(j) below, disclose to any such purchaser, assignee, transferee or participant (the “Participant”), or potential Participant, this Agreement and all information, reports, financial statements and documents executed or obtained in connection with this Agreement which Lender now or hereafter may have relating to the Loan, Borrowers, or the business of Borrowers. Notwithstanding anything to the contrary in this Section 9(d), so long as no Default shall have occurred and be continuing, (i) Borrowers’ obligations under this Agreement shall be solely with respect to Lender and Borrowers shall not be required to make payment or deliver notices, reports or financial statements to, communicate with or otherwise perform its obligations hereunder with reference to, any Participants of Lender, (ii) Lender shall be solely responsible for the administration of Participants’ records and any and all payments and communications to which Participants may be entitled as a result of any Assignment by Lender, and (iii) if Lender shall Assign all of its rights and interest under this Agreement, Lender shall designate a successor, which shall assume Lender’s obligations to any Participants and, so long as no Default shall have occurred and be continuing, Borrowers shall be obligated solely with respect to such successor, which shall act as agent for and on behalf of any other Participants

 (e)    NEW YORK LAW GOVERNS; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ALL OTHER RELATED INSTRUMENTS AND DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, IN ALL RESPECTS, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

 The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any state or Federal court of competent jurisdiction in the Borough of Manhattan, New York County, New York and each party submits to the jurisdiction of such court and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of New York.

Exhibit 10.1

EXECUTION COPY

 BORROWERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY BORROWER OR LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE PROMISSORY NOTE. BORROWERS AUTHORIZE LENDER TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING SUCH CLAIM. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND BORROWERS HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BORROWERS FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE PROMISSORY NOTE AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

 (f)     Lender Expenses. Borrower agrees to reimburse Lender for all reasonable legal, audit and appraisal fees and all other reasonable out-of-pocket charges and expenses incurred by Lender (including the fees and expenses of Lender’s counsel, advisors and consultants) in connection with the negotiation, preparation, legal review and execution of each of the Financing Documents, provided that the aggregate amount of such reimbursements for fees and expenses through the Closing Date shall not exceed, in the aggregate, Fifty Thousand Dollars ($50,000). In addition, Borrowers shall pay all such fees and expenses associated with any amendments, modifications and terminations to the Financing Documents following closing.

 (g)     Indemnification. Borrowers hereby indemnify and agree to defend (with counsel reasonably acceptable to Lender) and hold harmless Lender and its shareholders, directors, partners, officers, agents and employees (collectively in the singular, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses of counsel), claim, damage, suit, action or proceeding ever suffered or incurred by any Indemnitee or in which an Indemnitee may ever be or become involved (whether as a party, witness or otherwise) (1) arising from any Borrower’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under the Financing Documents, (2) arising from the breach of any of the representations or warranties contained in any Financing Document, (3) arising by reason of this Agreement, the other Financing Documents or the transactions (other than between or among Lender and any Participant) contemplated hereby or thereby, or (4) relating to claims of any Person (other than Lender and any Participants) with respect to the Collateral; provided, however, Borrower shall not be liable under this Section 10(g) to the extent such loss is solely related to an Indemnitee’s gross negligence or willful misconduct. Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 10(g) shall survive the payment in full of the Obligations and the termination of this Agreement.

 (h)     Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof.

 (i)      Joint and Several Liability. Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower, individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together.

Exhibit 10.1

EXECUTION COPY

 (j)      Confidentiality. Lender shall hold all non-public information regarding the Borrower and its business identified as such by Borrower and obtained by Lender pursuant to the requirements hereof (“Confidential Information”) in accordance with Lender’s customary procedures for handling information of such nature, except that disclosure of such information may be made (1) to its agents, employees, subsidiaries, affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (2) to prospective transferees or purchasers of any interest in the Loan, provided, however, that any such Persons shall have entered into a confidentiality and non-disclosure agreement with Lender, (3) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (4) to an examiner, auditor or investigator as may be required in connection with the examination, audit or similar investigation of such Person, and (5) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, “Securitization” shall mean a public or private offering by Lender or any Affiliate of Lender or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loan. Confidential information shall include only such information identified as such at the time provided Lender shall not include information that either: (A) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (B) is disclosed to such Person by a Person other than Borrower, provided, however, such discloser does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Lender under this Section 10(j) shall supersede and replace the obligations of Lender under any confidentiality agreement in respect of this financing executed and delivered by Lender prior to the date hereof.

 (k)    Customer Identification- USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies Borrowers and Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies each Borrower, which information includes the name and address of each Borrower and such other information that will allow Lender to identify each Borrower and Guarantor in accordance with the Act. In addition, each Borrower shall (1) ensure that no Person who owns a controlling interest in or otherwise controls any Borrower or any subsidiary of any Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (2) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (3) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

 (l)     No Use of Merrill Lynch Name. No Borrower will directly or indirectly publish, disclose or otherwise use in any advertising or promotional material, or press release or interview, the name, logo or any trademark of Lender, Merrill Lynch & Co., Inc., or any of its or their affiliates. Notwithstanding the foregoing, Lender understands and acknowledges that Borrower intends to issue a press release announcing the execution of this Agreement, in such form as is reasonably acceptable to Lender, will file a Form 8-K with the Securities and Exchange Commission, to which will be attached the press release and copies of the material Financing Documents, and will take such other actions, including discussing the closing of the Loan in stockholder conference calls, as Borrower shall deem necessary or appropriate to comply with Borrower’s disclosure obligations under the federal securities laws.

 (m)    Time. Time is of the essence in each Borrower’s performance under this Agreement and all other Financing Documents.

 (n)     Amendments and Waivers. No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, and Lender.

11.    Reserved.

Exhibit 10.1

EXECUTION COPY

12.    Definitions and Rules of Construction. The following terms when used in this Agreement or in the other Financing Documents have the following meanings:

 “Accounts” means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), Intellectual Property, rights, remedies, guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection relating to the foregoing, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

 “Affiliate” means, with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person’s (other than, with respect to Lender, Lender’s) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

 “Applicable Law” or “Law”: any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, award, permit or similar norm or decision of any Governmental Authority and “Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

 “Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of Change of Control, Executive Order No. 13224, (b)  owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c)  with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d)  that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (v) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

 “Business Day” shall mean any day other than a Saturday, a Sunday, and any day on which the New York Stock Exchange is authorized by law or other governmental action to close.

 “Collateral” means (a) at all times prior to the Collateral Modification Date, the property listed on Schedule 1-A attached hereto (provided, however, that the property listed on Annex A attached hereto shall not be deemed a part of the Collateral until Lender funds the initial advance under the Loan), and (b) commencing on the Collateral Modification Date (provided that no Default has occurred and is continuing at such time) and at all times thereafter, the property listed on Schedule 1-B attached hereto.

 “Collateral Modification Date” means of the earlier to occur of (a) the receipt by the Principal Borrower of the FDA Approval or (b) the Principal Borrower has maintained, over a continuous twelve-month period ending on or after March 31, 2008, measured at the end of each calendar quarter, a minimum cash balance equal to the Principal Borrower’s projected cash requirements for the following twelve-month period.

Exhibit 10.1

EXECUTION COPY

“Collateral Schedule”, with respect to each Equipment Advance, means a schedule, in substantially the form attached to this Agreement as Exhibit 2, describing the Financed Equipment acquired with the proceeds of the Loan, now or hereafter executed in connection with such Equipment Advance and the Promissory Note.

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the ordinary course of business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) ”earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (i) all Debt of others guaranteed by such Person, (j) off-balance sheet liabilities and/or pension plan liabilities of such Person, (k) obligations arising under non-compete agreements, and (l) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the ordinary course of business. Without duplication of any of the foregoing, Debt of Borrowers shall include any and all Loans.

“Draw Period” is the period of time from the date hereof through the earlier to occur of (a) May 31, 2008, or (b) a Default; provided, however, that if a Default has not occurred and is not continuing as of May 31, 2008 and the full amount of the Loan has not been advanced prior to such date then Lender shall consider, on a best efforts basis, extending the Draw Period by an additional six months. The Draw Period shall not be deemed to be extended beyond May 31, 2008 unless Lender provides written notice of such extension to Borrowers.

“Eligible Equipment” is the following to the extent it complies with all of Borrower’s representations and warranties to Lender, is acceptable to Lender in all respects, is located at a location of Borrower listed in Borrower’s Schedule and identified on the applicable Collateral Schedule, or such other location of which Lender has approved in writing, and is subject to a first priority Lien in favor of Lender: (a) equipment financed in connection with the GECC Debt, (b) new laboratory and manufacturing equipment and (c) Other Equipment.

“Eligible Market” means any national securities exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

“Environmental Law” shall mean any present or future federal, foreign, state or local law, ordinance, order, rule or regulation and all judicial, administrative and regulatory decrees, judgments and orders, pertaining to health, industrial hygiene, the use, disposal or transportation of Hazardous Substances, environmental contamination, or pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. §9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. §1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §1361 et seq.), the Occupational Safety and Health Act (19 U.S.C. §651 et seq.), the Hazardous and Solid Waste Amendments (42 U.S.C. §2601 et seq.), as these laws have been or may be amended or supplemented, and any successor thereto, and any analogous foreign, state or local statutes, and the rules, regulations and orders promulgated pursuant thereto.

“Equipment Line” means the lesser of (a) Twelve Million Five Hundred Thousand Dollars ($12,500,000) or (b) an amount equal to (i) Five Million Dollars ($5,000,000), plus (ii) the proceeds of the Loan used to pay off the GECC Debt , plus (iii) the applicable New Capital Availability Increase Amount.

Exhibit 10.1

EXECUTION COPY

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDA Approval” means approval from the United States Food and Drug Administration of Principal Borrower’s New Drug Application to market Surfaxin® for the prevention of respiratory distress syndrome in premature infants.

“Financing Documents” has the meaning set forth in Section 1(c) of this Agreement.

“Financed Equipment” means, with respect to an Equipment Advance, each and every item of Eligible Equipment financed by such Equipment Advance.

“GECC Payoff Equipment Advance” means the Equipment Advance for which the proceeds are used to repay the GECC Debt.

“Governmental Authority” means any federal, state, county, municipal, regional or other governmental authority, agency, board, body, instrumentality or court, in each case, whether domestic or foreign.

“Hard Costs” means the costs of all Eligible Equipment other than Other Equipment.

“Hard Cost Equipment Advance” means an Equipment Advance the proceeds of which are used to finance the purchase of Hard Costs.

“Hazardous Substances” shall mean and include hazardous substances as defined in CERCLA; oil of any kind, petroleum products and their by-products, including, but not limited to, sludge or residue; asbestos containing materials; polychlorinated biphenyls; any and all other hazardous or toxic substances; hazardous waste, as defined in CERCLA; medical waste; infectious waste; those substances listed in the United States Department of Transportation Table (49 C.F.R. §172.101); explosives; radioactive materials; and all other pollutants, contaminants and other substances regulated or controlled by the Environmental Laws and any other substance that requires special handling in its collection, storage, treatment or disposal under the Environmental Laws.

“Intellectual Property” means, with respect to any Person, (a) all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, rights to unpatented inventions and all applications therefore and (b) all licenses therefore of any of the foregoing, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing, including without limitation the license of Surfaxin.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the period of one (1) month under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time) as adjusted on a daily basis and effective on the second full Business Day after each such day (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (b) the sum of one minus the daily average during the preceding month of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein). If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Lender) no longer reports the LIBOR or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Lender in the London Interbank Market, Lender may select a comparable replacement index or replacement page, as the case may be.

Exhibit 10.1

EXECUTION COPY

“License Agreement” means the Sublicense Agreement dated October 28, 1996 among Johnson & Johnson and Ortho Pharmaceuticals Corporation, as licensors, and the Principal Borrower (as successor to Acute Therapeutics, Inc.), as licensee.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Material Adverse Effect” shall mean (1) a materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of any Borrower, or (2) any impairment of the ability of any Borrower to perform its obligations under or to remain in compliance with the Financing Documents.

“Merrill Lynch” means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

“New Capital Availability Increase Amount” means an amount equal to One Million Dollars ($1,000,000) for each Ten Million Dollars ($10,000,000) of new capital raised by the Principal Borrower from and after the date of this Agreement in connection with a stock offering, business development partnerships or similar financings.

“Other Equipment” is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrowers, other intangible property, limited use property and other similar property and soft costs approved by Lender, including taxes, shipping, warranty charges, freight discounts and installation expenses which are incurred by a Borrower in connection with the purchase of Eligible Equipment financed by a Hard Cost Equipment Advance.

“Other Equipment Advance” means an Equipment Advance the proceeds of which are used to finance Other Equipment.

“Participant” has the meaning set forth in Section 10(d)(iii).

“Person” means any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lender or Borrowers.

“Pharmabio Indebtedness” is all Indebtedness owed by Borrower to Pharmabio Development, Inc.

“Security Document” means this Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Lender, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

Exhibit 10.1

EXECUTION COPY

“Term of the Equipment Advance” shall mean, with respect to each Hard Cost Equipment Advance, thirty-six (36) months; with respect to each Other Equipment Advance, twenty-four (24) months; and with respect to the GECC Payoff Equipment Advance, twenty-seven (27) months.

“UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code.

The following terms when used herein or in any of the Financing Documents shall be construed as follows: (a) “herein,” “hereof,” “hereunder,” etc.: in, of, under, etc. this Agreement or such other Financing Document in which such term appears (and not merely in, of, under, etc. the section or provision where the reference occurs); (b) “including”: means including without limitation unless such term is followed by the words “and limited to,” or similar words; and (c) “or”: at least one, but not necessarily only one, of the alternatives enumerated. Any defined term used in the singular preceded by “any” indicates any number of the members of the relevant class. Any Financing Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lender, a Lender or Borrower shall include their successors and permitted assigns. Any reference to an Applicable Law shall also mean such Law as amended, superseded or replaced from time to time.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit 10.1

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Credit and Security Agreement to be duly executed as of the day and year first above written.

LENDER:	BORROWER:
MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.	DISCOVERY LABORATORIES, INC.
By: Name: Title:	By: Name: Title:

Address: 222 North LaSalle Street, 16th Floor Chicago, Illinois 60601 Attn: Account Manager for MLC-HCF Discovery Laboratories transaction Facsimile:1-866-231-8408 Email: MLC_HCF-ABL1@ml.com
Address:

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
Facsimile: ______________________________
Form of Organization: corporation
Jurisdiction of
Organization: Delaware
Organizational No.:2315242
Federal Employer Identification No.:94-3171943

With copies to:

Merrill Lynch Capital
222 N. LaSalle Street, 16th Floor
Chicago, Illinois 60601
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (312) 499-3245

Merrill Lynch Capital
7700 Wisconsin Ave., Suite 400
Bethesda, Maryland 20814
Attn: Group Senior Transaction Attorney, Healthcare Finance
Facsimile Number: (866) 341-9053

Discovery Laboratories, Inc. 2600 Kelly Road, Suite 100 Warrington, Pennsylvania 18976-3622 Attention: General Counsel Facsimile: (215) 448-9557

[Signature Page to Credit Agreement]

Exhibit 1 (Form of Promissory Note)

[see attached]

Schedule 1-A (Collateral)

[see attached]

1

Schedule 1-A (Collateral)

SCHEDULE 1-A

COLLATERAL

The Collateral consists of all of each Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising:

All property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement;

All property listed on Annex 1 attached hereto; provided, however, that Lender’s Lien on and security interest in, upon and to the property listed on Annex 1 attached hereto shall not arise until the funding of the GECC Payoff Equipment Advance;

All Intellectual Property and all Proceeds, including Cash Proceeds and Noncash Proceeds, of such Intellectual Property; provided, however, for the purposes hereof, the term “Collateral” shall not include any license, Contract or agreement to which any Borrower is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, Contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, Contract or agreement to which any Borrower is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code, 11 U.S.C. Sec. 362(a)) or principles of equity; provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Borrowers shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; and

All of each Borrower’s claims, rights and interests in any of the above and all substitutions and exchanges for, additions, attachments, accessories, accessions and improvements to and replacements, products and insurance and other Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, upon the payment in full of (a) all principal, accrued interest and other amounts due in connection with any Hard Cost Equipment Advance, including, without limitation, any applicable prepayment fee, and (b) all principal, accrued interest and other amounts due in connection with any Other Equipment Advances made in conjunction with such Hard Cost Equipment Advance, including, without limitation, any applicable prepayment fee, and provided that no Default has occurred and is continuing, all Financed Equipment financed by such Hard Cost Equipment Advance shall no longer be included in the Collateral.

Definitions:

“Cash Proceeds”; “Noncash Proceeds”; Software”; shall each have the meaning set forth in the UCC.

“Contracts” shall mean contracts, agreements, commitments, understandings and arrangements creating or related to Intellectual Property between any Borrower and one or more other parties, or under or with respect to which any Borrower has rights.

“Copyrights” shall mean, collectively, all copyrights (whether such copyrights are statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications, and in each case, whether now owned or hereafter created or acquired, together with any and all (i) rights and privileges arising under applicable law with respect to the use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Credit Agreement” means that certain Credit and Security Agreement dated as of May 21, 2007 among Borrowers and Lender.

2

Schedule 1-A (Collateral)

“Financed Equipment” has the meaning set forth in the Credit Agreement.

“Hard Cost Equipment Advance” has the meaning set forth in the Credit Agreement.

“Intellectual Property” means, with respect to any Person, all Patents, Patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, Trademarks, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, Copyrights and like protections in each work of authorship and derivative works, whether published or unpublished, technology, Know-How and processes, operating manuals, trade secrets, rights to unpatented inventions and all applications and licenses therefore, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Know-How” shall mean all know-how and other information, including, without limitation, ideas, discoveries, inventions, data, techniques, specifications, processes, procedures, manufacturing and technical information, results from experiments and tests, instructions, methods, formulae, designs, plans, sketches, records, confidential analyses, interpretations of information, and trade secrets, or any similar items, in any media form, whether or not tangible, including, without limitation, any paper or electronic form.

“Other Equipment Advance” has the meaning set forth in the Credit Agreement.

“Patents” shall mean all of the following whether now owned or hereafter acquired: (a) all patents of the United States or any other country, all registrations and recordings thereof, and all applications for patents of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any other country, (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use or sell the inventions disclosed or claimed therein and (c) all income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof.

“Person” means any individual, corporation, partnership, joint venture, or other legal entity or a governmental authority, whether employed, hired, affiliated, owned, contracted with, or otherwise related or unrelated to Lender or any Borrower.

“Proceeds” shall mean, collectively, all “proceeds,” as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) any claim against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned, (iii) past, present or future infringement of any Copyright now or hereafter owned and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Trademarks” shall mean all of the following whether now owned or hereafter acquired: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) all goodwill associated therewith or symbolized thereby, and (d) all other assets, rights and interests that uniquely reflect or embody such goodwill.

3

Schedule 1-A (Collateral)

“UCC” means the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code.

References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC.

4

Schedule 1-B (Collateral)

SCHEDULE 1-B

COLLATERAL

The Collateral consists of all of each Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising:

All property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement;

All property listed on Annex 1 attached hereto; and

All of each Borrower’s claims, rights and interests in any of the above and all substitutions and exchanges for, additions, attachments, accessories, accessions and improvements to and replacements, products and insurance and other Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, upon the payment in full of (a) all principal, accrued interest and other amounts due in connection with any Hard Cost Equipment Advance, including, without limitation, any applicable prepayment fee, and (b) all principal, accrued interest and other amounts due in connection with any Other Equipment Advances made in conjunction with such Hard Cost Equipment Advance, including, without limitation, any applicable prepayment fee, and provided that no Default has occurred and is continuing, all Financed Equipment financed by such Hard Cost Equipment Advance shall no longer be included in the Collateral.

Definitions:

“Credit Agreement” means that certain Credit and Security Agreement dated as of May 21, 2007 among Borrowers and Lender.

“Financed Equipment” has the meaning set forth in the Credit Agreement.

“Hard Cost Equipment Advance” has the meaning set forth in the Credit Agreement.

“Other Equipment Advance” has the meaning set forth in the Credit Agreement.

“Proceeds” shall mean, collectively, all “proceeds,” as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or in any other applicable jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however termed) of any such applicable version of the Uniform Commercial Code.

References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC.

Annex 1 (Collateral)

ANNEX 1

[see attached]